UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 1, 2023

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Dynatronics Corporation
(Exact name of registrant as specified in its charter)

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Utah	0-12697	87-0398434
(State or Other Jurisdiction of Incorporation)	Commission File Number	(IRS Employer Identification Number)

1200 Trapp Rd, Eagan, Minnesota	55121
(Address of principal executive offices)	(Zip Code)

(801) 568-7000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14(d)-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock	DYNT	The NASDAQ Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 3.03. Material Modifications of Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 herein is incorporated by reference into this Item 3.03.

Item 5.03 Amendments to Articles or By-laws

As previously disclosed, at the Annual Meeting of Shareholders of Dynatronics Corporation (the “Company”) held on November 17, 2022, the shareholders of the Company approved Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation (the “Articles of Amendment”) to effect a reverse stock split at a ratio in the range of 1-for-2 to 1-for-5, with such ratio to be determined in the discretion of the Company’s board of directors and with such reverse stock split to be effected at such time and date, if at all, as determined by the Company’s board of directors in its sole discretion.

The Company’s board of directors set the split ratio in the reverse stock split at 1-for-5 and approved and authorized the filing of the Articles of Amendment to effect the reverse stock split with the Utah Department of Commerce, Division of Corporations and Commercial Code. The Articles of Amendment and reverse stock split became effective at 5:00 p.m. Eastern Standard Time on February 1, 2023 (the “Effective Time”). A copy of the Articles of Amendment to effect the reverse stock split is attached to this Current Report on Form 8-K as Exhibit 3.1 and incorporated herein by reference. The reverse stock split is intended to increase the per share trading price of the Company’s common stock to satisfy the minimum bid price requirement for continued listing on The Nasdaq Stock Market LLC.

At the Effective Time, the total number of shares of the Company’s common stock held by each shareholder were converted automatically into the number of whole shares of common stock equal to the number of issued and outstanding shares of common stock held by such shareholder immediately prior to the reverse stock split, divided by 5. No fractional shares will be issued, and no cash or other consideration will be paid. Instead, the Company will issue one whole share of the post-reverse stock split common stock to any shareholder who otherwise would have received a fractional share as a result of the reverse stock split.

The reverse stock split does not affect the Company’s authorized shares of common stock or preferred. After the reverse stock split, the Company’s authorized common stock and preferred stock of 100,000,000 and 50,000,000 shares, respectively, remain unchanged.

As of February 1, 2023 (immediately prior to the Effective Time), there were approximately 19.6 million shares of common stock outstanding. As a result of the reverse stock split, there are approximately 3.9 million shares of common stock outstanding (subject to adjustment due to the effect of rounding fractional shares into whole shares). The reverse stock split will not have any effect on the stated par value of the common stock.

Each shareholder’s percentage ownership interest in the Company and proportional voting power remains virtually unchanged as a result of the reverse stock split, except for minor changes and adjustments that will result from rounding fractional shares into whole shares. The rights and privileges of the holders of shares of common stock will be substantially unaffected by the reverse stock split.

The reverse stock split will have no impact on the number of shares of the Company’s Series A preferred stock or Series B preferred stock issued and outstanding. However, the conversion price of the outstanding Series A preferred stock and Series B preferred stock will increase and the number of shares of common stock issuable upon conversion of such preferred stock will decrease in proportion to the 1-for-5 split ratio. The number of shares of common stock issuable upon conversion of the Series A preferred will decrease from 1,992,000 shares to 398,400 shares, and the number of shares of common stock issuable upon conversion of the Series B preferred will decrease from 1,359,000 shares to 271,800 shares, in each case subject to future adjustment as provided in the designation of preferences, rights and limitations of the applicable series of preferred stock.

As a result of the reverse stock split, proportionate adjustments will be made to the per share exercise price and/or the number of shares issuable upon the exercise or vesting of all stock options and warrants issued by the Company and outstanding immediately prior to the Effective Time, which will result in a proportionate decrease in the number of shares of the Company’s common stock reserved for issuance upon exercise or vesting of such stock options and warrants, and, in the case of stock options and warrants, a proportionate increase in the exercise price of such outstanding stock options and warrants.

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The Company’s common stock is expected to begin trading on a reverse stock split-adjusted basis on The Nasdaq Capital Market at the open of trading on February 2, 2023. In connection with the reverse stock split, the Company’s common stock will continue to trade on The Nasdaq Capital Market under the symbol “DYNT” but will trade under a new CUSIP Number, 268157500.

Shareholders who are holding their shares in book-entry form do not have to take any action, as the effect of the reverse stock split will automatically be reflected in their accounts. Shareholders holding paper certificates will receive written instructions from the Company’s transfer agent requesting them to complete and return a letter of transmittal and surrender their old stock certificates for new stock certificates reflecting the adjusted number of shares as a result of the reverse stock split. Certificates representing shares of common stock issued in connection with the reverse stock split will continue to bear the same restrictive legends, if any, set forth in the surrendered certificates. Until surrendered, each certificate representing shares of common stock outstanding before the reverse stock split will continue to be valid and represent the split-adjusted number of shares of common stock.

Item 8.01. Other Events.

On February 1, 2023, the Company issued a press release with respect to the reverse stock split, which is being filed as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit Number	Description
3.1	Articles of Amendment to Amended and Restated Articles of Incorporation
4.1	Specimen Stock Certificate
99.1	Press Release dated February 1, 2023
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNATRONICS CORPORATION

Date: February 1, 2023	By:	/s/John Krier
	Name:	John Krier
	Title:	Chief Executive Officer

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